EXHIBIT 1.A.(13)(gg)

PRUCO LIFE INSURANCE COMPANY


|  Insured                                  |  Rider for Policy No.
|                                           |
|        John Doe                           |        XX XXX XXX
|_____________________________________      |___________________________________


This contract is issued as a conversion from an earlier contract.

The period we state under Incontestability in this contract will start on the most recent date coverage of this Insured began under the earlier(est)) contract to which this one relates. But if any such earlier contract was reinstated after that date but before the date of this contract, for each reinstatement we will have the right to use as a basis for a contest of this contract the statements that were made to us at the time. The period during which we will have that right will be the period we state under Incontestability in this contract: it will start on the date of the reinstatement.

The period we state under Suicide Exclusion in this contract will start on the date coverage of this Insured began under the earlier(est)) contract to which this one relates.


                           | Rider attached to and made a part of this Contract | on the Contract Date
                           |
                           |
                           | PRUCO LIFE INSURANCE COMPANY,
                           |
                           |
                           | By /s/ SPECIMEN
                           |        Isabelle L. Kirchner
                           |        Secretary
                           |
                           |
                           |____________________________________________________


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PLI 85-82                                                      Printed in U.S.A.
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                                     II-212